UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2007

Keane, Inc.

(Exact name of registrant as specified in charter)

Massachusetts	001-7516	04-2437166
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

100 City Square, Boston, Massachusetts		02129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 241-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Merger Agreement

On April 12, 2007, Keane, Inc., a Massachusetts corporation (“Keane”), entered into a First Amendment to Agreement and Plan of Merger (the “Amendment”) with Caritor, Inc., a California corporation (“Caritor”), and Renaissance Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Caritor (the “Merger Sub”), amending the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 6, 2007, by and among Keane, Caritor and the Merger Sub.  The Amendment permits Keane, subject to the terms and conditions set forth in the Amendment, among other things,

•                  to amend the credit agreement dated as of September 15, 2005, as amended (the “Credit Agreement”), by and among Keane, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, KeyBank National Association, as Syndication Agent, Wachovia Bank, National Association, as Documentation Agent, and the other lenders party thereto;to increase the commitments under the Credit Agreement;

•                  to make drawdowns under the Credit Agreement to pay (or to pay in cash) the principal, accrued ordinary, non-penalty interest and default interest on Keane’s 2.0% convertible subordinated debentures due 2013 (the “Debentures”) as a result of the acceleration of the date on which the Debentures must be repaid in full due to Keane’s failure to timely file its annual report on Form 10-K for the year ended December 31, 2006 or its quarterly report on Form 10-Q for the first or second fiscal quarters of 2007;

•                  subject to certain terms and conditions, to repurchase the Debentures prior to the date on which they are due and payable;

•                  to pay in cash and incur the obligation to pay tax liabilities in connection with the repurchase of the Debentures; and

•                  to pay certain associated costs, fees and expenses.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Second Amendment to Credit Agreement

On April 12, 2007, Keane entered into a Second Amendment to Credit Agreement, amending  the Credit Agreement (the “Second Amendment”), with the parties to the Credit Agreement.  The Second Amendment, among other things:

•                  extends the required delivery date for Keane’s audited financial statements for the year ended December 31, 2006 until the earlier of September 30, 2007 or the date on which Keane files such financial statements with the Securities and Exchange Commission;

•                  permits delivery of unaudited quarterly financial statements that are qualified with respect to Keane’s ongoing review of stock option grants and stock option practices;

•                  permits Keane, subject to certain terms and conditions, to repay the Debentures upon acceleration of the Debentures if the obligation to repay the Debentures is a result of the failure of Keane to timely file or deliver its audited financial statements for the year ended December 31, 2006 or its quarterly financial statements for the first and second fiscal quarters of 2007;

•                  permits Keane, subject to certain terms and conditions, to repurchase the Debentures prior to the date the Debentures are due and payable, subject to certain limitations;

•                  decreases the net liquidity of Keane required for three months prior to and on the date of repayment of the Debentures from $200,000,000 to $150,000,000;

•                  permits proceeds of loans under the Credit Agreement to be used to repay, purchase or repurchase the Debentures, subject to certain terms and conditions;

•                  provides that Keane will not borrow under the Credit Agreement so long as any portion of the Debentures remains outstanding, except for loans to fund repayments, purchases or repurchases of the Debentures;

•                  amends certain financial covenants and adds a covenant requiring Keane to maintain a net liquidity of at least $125,000,000 for the period March 31, 2007 through September 29, 2007;

•                  modifies certain representations and warranties and waives any noncompliance with United States generally accepted accounting principles of Keane’s financial statements and books and records as a result of Keane’s historical stock option grant practices;

•                  provides that cross defaults to the indenture for the Debentures will not arise as a result of the failure of Keane to timely file or deliver its audited financial statements for the year ended December 31, 2006 or its quarterly financial statements for the first and second fiscal quarters of 2007 under the indenture; and

•                  provides that Keane may not request new letters of credit or amendments to letters of credit to the extent such new letters or credit or any increase in amendments to letters of credit result in an increase to the face amount of such letters of credit in an aggregate amount exceeding $3,000,000.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE, INC.

Date: April 18, 2007	By:	/s/ John J. Leahy
John J. Leahy
Executive Vice President of Finance and
Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger dated as of April 12, 2007, among Caritor, Inc., Renaissance Acquisition Corp, Inc. and Keane, Inc.

99.1

Second Amendment to Credit Agreement dated as of April 12, 2007 by and among Keane, Inc., Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, KeyBank National Association, as Syndication Agent, Wachovia Bank, National Association, as Documentation Agent, and the other lenders party thereto